Exhibit 99.1

News Release Investor Contact Jay Spitzer Investor.Relations@Adtalem.com +1 312-906-6600 Media Contact Britt Mitchell AdtalemMedia@Adtalem.com +1 872-270-0301

Adtalem Global Education Fiscal Third Quarter 2024 Results; Guidance Raised

Revenue up 11.8% YoY

Total enrollment up 7.8% YoY

Diluted earnings per share $0.93; Adjusted EPS $1.50, growth of 32.7% YoY

Third Quarter Highlights

●	Revenue $412.7 million, up 11.8% year-over-year
●	Total student enrollment 85,809, up 7.8% year-over-year
●	Chamberlain University fifth straight quarter of total enrollment growth, up 9.0% year-over-year, highest total enrollment in university history
●	Walden University third straight quarter of total enrollment growth, up 8.4% year-over-year
●	Investing in Growth with Purpose strategy, GAAP net income $36.8 million, and adjusted EBITDA $107.1 million, up 24.6% year-over-year

Capital Allocation

●	Repurchased $91 million of shares
●	Net leverage 1.3x as of March 31, 2024

Fiscal Year 2024 Guidance

●	Revenue $1,560 million to $1,580 million
●	Adjusted earnings per share $4.80 to $5.00

CHICAGO Ill. – May 2, 2024 – Adtalem Global Education Inc. (NYSE: ATGE), the leading healthcare educator in the United States, today reported third quarter fiscal 2024 results (quarter ended March 31, 2024) reflecting robust operating performance through accelerated total enrollment growth and enhanced profitability.

“Our Growth with Purpose strategy, with its emphasis on operational excellence, continues to accelerate top- and bottom-line performance, permitting us to expand access to high-quality, in-demand programs,” said Steve Beard, president and chief executive officer, Adtalem Global Education.

“The momentum is built on strong enrollments, improved persistence and outstanding academic outcomes. With over 81,000 students graduated in the last three years, we are innately focused on our ability to have an outsized impact on U.S. healthcare.”

Financial Highlights

Selected financial data for the three months ended March 31, 2024:

●	Revenue of $412.7 million increased 11.8% compared with the prior year.
●	Operating income was $61.7 million, compared with $59.4 million in the prior year; adjusted operating income was $89.8 million, compared with $73.0 million in the prior year.
●	Net income was $36.8 million, compared with $45.9 million in the prior year; adjusted net income was $59.4 million, compared with $51.6 million in the prior year.
●	Diluted earnings per share was $0.93, compared with $1.00 in the prior year; adjusted earnings per share was $1.50, compared with $1.13 in the prior year.
●	Adjusted EBITDA was $107.1 million, compared with $85.9 million in the prior year; adjusted EBITDA margin was 25.9%, compared with 23.3% in the prior year.

Business Highlights

●	American University of the Caribbean School of Medicine and Ross University School of Medicine achieved a combined 98% first-time residency attainment rate for 2023-2024 graduates[1], for the second straight year, placing more than 815 students and graduates into over 350 unique healthcare facilities spanning 44 states and territories. Over 500 will enter primary care residencies, poised to enhance healthcare outcomes for some of the more than 83 million Americans in underserved areas lacking adequate access to primary care. Of the more than 815 students and graduates, 189 identify as Black/African American or Hispanic, helping diversify the pipeline of physicians in the U.S. healthcare system where, based on 2021 data, Black Americans make up 13% of the population but only 6% of physicians, and Hispanics represent 19% of the population but only 7% of physicians.
●	Scott Liles rejoined Adtalem on April 1 as president of our Medical and Veterinary segment. Liles most recently served as the chief executive officer and executive board member for the Association of Certified Anti-Money Laundering Specialists (ACAMS). Liles was instrumental in returning ACAMS to growth in preparation for Adtalem’s divestiture of its Financial Services segment and in establishing ACAMS as an independent company.
●	Chamberlain University continues to expand its specialized nursing education that addresses areas of acute nursing shortages through its Practice Ready. Specialty Focused.™ model and a new partnership with the Emergency Nurses Association (ENA), offering in-depth introduction into emergency nursing. The ENA emergency nursing offering is in addition to partnerships with DaVita® for nephrology, BrightStar Care® for home healthcare as well as the Association of periOperative Registered Nurses for perioperative nursing. Chamberlain’s proprietary specialty model, created with a grant from the American Nurses Foundation, is now offered at all 23 Chamberlain campuses.
●	Walden University experienced some of the strongest new enrollment growth in its history, offering flexibility to working adults through part-time, self-paced and Tempo Learning® competency-based programs.
●	Walden University celebrated over 5,500 graduates at its 70th anniversary commencement.

College of Nursing and the College of Social and Behavioral Health degrees accounted for more than 60% of the degrees awarded, further showcasing Adtalem’s commitment to delivering practice-ready professionals at scale to the U.S. healthcare system.

Segment Highlights

Chamberlain

$ in millions	Three Months Ended Mar. 31,
	2024	2023	% Change
Revenue	$170.3	$149.7	13.8%
Operating Income	$43.3	$39.6	9.5%
Adj. Operating Income	$43.3	$39.6	9.5%
Adj. EBITDA	$50.5	$44.9	12.3%
Total Students (2)	37,985	34,847	9.0%

●	Total student enrollment increased 9.0% compared with the prior year, driven by continued growth in pre-licensure and post-licensure nursing programs as well as higher persistence.

Walden

$ in millions	Three Months Ended Mar. 31,
	2024	2023	% Change
Revenue	$150.6	$132.9	13.3%
Operating Income	$23.6	$10.3	128.0%
Adj. Operating Income	$31.9	$24.6	29.4%
Adj. EBITDA	$35.9	$27.8	28.9%
Total Students (2)	42,751	39,427	8.4%

●	Total student enrollment increased 8.4% compared with the prior year, driven by growth in healthcare programs and high persistence.

Medical and Veterinary

$ in millions	Three Months Ended Mar. 31,
	2024	2023	% Change
Revenue	$91.7	$86.5	6.1%
Operating Income	$22.8	$16.5	38.2%
Adj. Operating Income	$23.0	$16.9	35.9%
Adj. EBITDA	$27.0	$20.7	30.3%
Total Students (2)	5,073	5,312	(4.5)%

●	Total student enrollment decreased 4.5% compared with the prior year, primarily driven by declines at the medical schools.

Fiscal Year 2024 Outlook

Adtalem guidance for fiscal year 2024, raises revenue guidance to a range of $1,560 million to $1,580 million from $1,520 million to $1,560 million, and raises adjusted earnings per share to be in the range of $4.80 to $5.00 from $4.55 to $4.75.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal third quarter 2024 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) stating “Adtalem earnings call” or use conference ID: 13745553. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13745553, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education (NYSE: ATGE) is the No. 1 provider of healthcare education in the U.S.3 and a systemically important solution for preparing a diverse talent workforce that meets needs of the healthcare industry. We are redefining the education pathway into healthcare and meeting the evolving patient needs for a thriving society. Adtalem recognizes the potential in each individual and guides them to success while maintaining the top-tier standards and rigor needed to fill the workforce deficit, by creating more opportunities to connect practice-ready clinicians with employers at scale. We empower a diverse learner population to achieve their goals and make inspiring contributions to their communities with a family of institutions dedicated to nursing, medicine, veterinary medicine, social work and more. Our community is comprised of approximately 80,000 students, over 300,000 alumni and nearly 10,000 employees. Visit Adtalem.com for more information and follow us on LinkedIn, Instagram and Facebook.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Adtalem’s future growth. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and Adtalem assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Adtalem’s results in accordance with GAAP.

1 First-time residency attainment rate is the percent of students attaining a 2024-25 residency position out of all graduates or expected graduates in 2023-24 who were active applicants in the 2024 NRMP match or who attained a residency position outside the NRMP match.

2 Represents total students attending sessions during each institution’s most recent enrollment period in Q3 FY 2024 and Q3 FY 2023.

3 Based on most recent reported year, 2022, according to U.S. government IPEDS database.

###

Adtalem Global Education Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$179,762	$273,689
Restricted cash	7,562	1,386
Accounts and financing receivables, net	140,909	102,749
Prepaid expenses and other current assets	59,401	100,715
Total current assets	387,634	478,539
Noncurrent assets:
Property and equipment, net	272,792	258,522
Operating lease assets	169,498	174,677
Deferred income taxes	64,213	56,694
Intangible assets, net	784,042	812,338
Goodwill	961,262	961,262
Other assets, net	67,768	68,509
Assets held for sale	7,825	—
Total noncurrent assets	2,327,400	2,332,002
Total assets	$2,715,034	$2,810,541

Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$92,198	$81,812
Accrued payroll and benefits	67,647	52,041
Accrued liabilities	114,224	105,806
Deferred revenue	202,566	153,871
Current operating lease liabilities	32,475	37,673
Total current liabilities	509,110	431,203
Noncurrent liabilities:
Long-term debt	648,106	695,077
Long-term operating lease liabilities	159,717	163,441
Deferred income taxes	28,937	26,068
Other liabilities	48,201	37,416
Total noncurrent liabilities	884,961	922,002
Total liabilities	1,394,071	1,353,205
Commitments and contingencies
Total shareholders’ equity	1,320,963	1,457,336
Total liabilities and shareholders’ equity	$2,715,034	$2,810,541

Adtalem Global Education Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue	$412,658	$369,082	$1,174,745	$1,086,185
Operating cost and expense:
Cost of educational services	175,321	165,820	516,008	484,768
Student services and administrative expense	156,689	144,526	478,368	432,713
Restructuring expense	473	1,278	1,217	17,706
Business integration expense	18,450	11,346	30,621	35,702
Gain on sale of assets	—	(13,317)	—	(13,317)
Total operating cost and expense	350,933	309,653	1,026,214	957,572
Operating income	61,725	59,429	148,531	128,613
Interest expense	(16,560)	(14,457)	(48,910)	(47,806)
Other income, net	2,871	3,980	8,648	3,301
Income from continuing operations before income taxes	48,036	48,952	108,269	84,108
Provision for income taxes	(10,595)	(389)	(21,156)	(5,906)
Income from continuing operations	37,441	48,563	87,113	78,202
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(832)	(3,993)	329	(6,734)
Loss on disposal of discontinued operations before income taxes	—	(402)	—	(3,576)
Benefit from (provision for) income taxes	212	1,701	(84)	3,222
(Loss) income from discontinued operations	(620)	(2,694)	245	(7,088)
Net income and comprehensive income	$36,821	$45,869	$87,358	$71,114

Earnings (loss) per share:
Basic:
Continuing operations	$0.97	$1.08	$2.18	$1.73
Discontinued operations	$(0.02)	$(0.06)	$0.01	$(0.16)
Total basic earnings per share	$0.95	$1.02	$2.18	$1.57
Diluted:
Continuing operations	$0.94	$1.06	$2.13	$1.70
Discontinued operations	$(0.02)	$(0.06)	$0.01	$(0.15)
Total diluted earnings per share	$0.93	$1.00	$2.14	$1.54

Weighted-average shares outstanding:
Basic shares	38,713	45,125	40,000	45,276
Diluted shares	39,636	45,801	40,874	46,089

Adtalem Global Education Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	March 31,
	2024	2023
Operating activities:
Net income	$87,358	$71,114
(Income) loss from discontinued operations	(245)	7,088
Income from continuing operations	87,113	78,202
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	19,405	10,908
Amortization and impairments to operating lease assets	24,705	37,928
Depreciation	32,106	31,618
Amortization of intangible assets	28,296	48,936
Amortization and write-off of debt discount and issuance costs	4,550	7,974
Provision for bad debts	35,741	23,391
Deferred income taxes	(4,650)	(1,718)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	50	3,999
Gain on extinguishment of debt	—	(71)
(Gain) loss on investments	(1,281)	4,122
Gain on sale of assets	—	(13,317)
Unrealized loss on assets held for sale	647	—
Changes in assets and liabilities:
Accounts and financing receivables	(73,661)	(56,477)
Prepaid expenses and other current assets	(2,484)	7,034
Accounts payable	10,841	12,286
Accrued payroll and benefits	15,671	(11,719)
Accrued liabilities	39,748	(20,275)
Deferred revenue	60,935	26,038
Operating lease liabilities	(28,448)	(37,758)
Other assets and liabilities	(2,475)	(1,280)
Net cash provided by operating activities-continuing operations	246,809	149,821
Net cash provided by (used in) operating activities-discontinued operations	8,396	(404)
Net cash provided by operating activities	255,205	149,417
Investing activities:
Capital expenditures	(52,014)	(19,056)
Proceeds from sales of marketable securities	626	7,635
Purchases of marketable securities	(498)	(1,508)
Proceeds from note receivable related to property sold	—	46,800
Net cash (used in) provided by investing activities-continuing operations	(51,886)	33,871
Payment for working capital adjustment for sale of business	—	(3,174)
Net cash (used in) provided by investing activities	(51,886)	30,697
Financing activities:
Proceeds from exercise of stock options	15,412	1,622
Employee taxes paid on withholding shares	(6,600)	(4,214)
Proceeds from stock issued under Colleague Stock Purchase Plan	581	451
Repurchases of common stock for treasury	(250,463)	(44,710)
Payment on equity forward contract	—	(13,162)
Proceeds from issuance of long-term debt	1,896	—
Repayments of long-term debt	(51,896)	(150,861)
Net cash used in financing activities	(291,070)	(210,874)
Net decrease in cash, cash equivalents and restricted cash	(87,751)	(30,760)
Cash, cash equivalents and restricted cash at beginning of period	275,075	347,937
Cash, cash equivalents and restricted cash at end of period	$187,324	$317,177
Non-cash investing and financing activities:
Accrued capital expenditures	$11,086	$10,474
Accrued liability for repurchases of common stock	$2,995	$2,699
Accrued excise tax on share repurchases	$3,257	$361
Settlement of financing liability with assets	$—	$38,606

Adtalem Global Education Inc.

Segment Information

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%
Revenue:
Chamberlain	$170,338	$149,737	$20,601	13.8%	$466,487	$426,538	$39,949	9.4%
Walden	150,607	132,874	17,733	13.3%	439,023	395,715	43,308	10.9%
Medical and Veterinary	91,713	86,471	5,242	6.1%	269,235	263,932	5,303	2.0%
Total consolidated revenue	$412,658	$369,082	$43,576	11.8%	$1,174,745	$1,086,185	$88,560	8.2%
Operating income (loss):
Chamberlain	$43,349	$39,589	$3,760	9.5%	$97,313	$99,002	$(1,689)	(1.7)%
Walden	23,585	10,343	13,242	128.0%	47,121	26,071	21,050	80.7%
Medical and Veterinary	22,759	16,472	6,287	38.2%	59,142	49,172	9,970	20.3%
Home Office and Other	(27,968)	(6,975)	(20,993)	(301.0)%	(55,045)	(45,632)	(9,413)	(20.6)%
Total consolidated operating income	$61,725	$59,429	$2,296	3.9%	$148,531	$128,613	$19,918	15.5%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for restructuring expense, business integration expense, intangible amortization expense, gain on sale of assets, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, debt modification costs, net tax benefit related to a valuation allowance release, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, business integration expense, intangible amortization expense, gain on sale of assets, write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, debt modification costs, net tax benefit related to a valuation allowance release, and loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for restructuring expense, business integration expense, intangible amortization expense, litigation reserve, loss on assets held for sale, debt modification costs, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Adtalem’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation and amortization, stock-based compensation, restructuring expense, business integration expense, litigation reserve, loss on assets held for sale, debt modification costs, and gain on sale of assets. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Provision for income taxes, interest expense, and other income, net is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business integration expense include expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
●	Intangible amortization expense on acquired intangible assets.
●	Gain on sale of Adtalem’s Chicago, Illinois, campus facility.
●	Write-off of debt discount and issuance costs and gain on extinguishment of debt related to prepayments of debt, reserves related to significant litigation, impairment of an equity investment, loss on assets held for sale related to a fair value write-down on assets, and debt modification costs related to refinancing our Term Loan B loan.
●	Net tax benefit related to a valuation allowance release.
●	Loss (income) from discontinued operations includes expense from ongoing litigation costs and settlements related to the DeVry University and Carrington College divestitures, a loss on sale of ACAMS, Becker, and OCL for working capital adjustments to the initial sales prices and a tax return to provision adjustment, and the earn-outs we received.

Adtalem Global Education Inc.

Non-GAAP Operating Income by Segment

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$43,349	$39,589	$3,760	9.5%	$97,313	$99,002	$(1,689)	(1.7)%
Restructuring expense	—	—	—		—	818	(818)
Adjusted operating income (non-GAAP)	$43,349	$39,589	$3,760	9.5%	$97,313	$99,820	$(2,507)	(2.5)%
Operating margin (GAAP)	25.4%	26.4%			20.9%	23.2%
Operating margin (non-GAAP)	25.4%	26.4%			20.9%	23.4%

Walden:
Operating income (GAAP)	$23,585	$10,343	$13,242	128.0%	$47,121	$26,071	$21,050	80.7%
Restructuring expense	—	53	(53)		(776)	3,174	(3,950)
Intangible amortization expense	8,286	14,232	(5,946)		28,296	48,936	(20,640)
Litigation reserve	—	—	—		18,500	—	18,500
Adjusted operating income (non-GAAP)	$31,871	$24,628	$7,243	29.4%	$93,141	$78,181	$14,960	19.1%
Operating margin (GAAP)	15.7%	7.8%			10.7%	6.6%
Operating margin (non-GAAP)	21.2%	18.5%			21.2%	19.8%

Medical and Veterinary:
Operating income (GAAP)	$22,759	$16,472	$6,287	38.2%	$59,142	$49,172	$9,970	20.3%
Restructuring expense	194	421	(227)		379	7,334	(6,955)
Adjusted operating income (non-GAAP)	$22,953	$16,893	$6,060	35.9%	$59,521	$56,506	$3,015	5.3%
Operating margin (GAAP)	24.8%	19.0%			22.0%	18.6%
Operating margin (non-GAAP)	25.0%	19.5%			22.1%	21.4%

Home Office and Other:
Operating loss (GAAP)	$(27,968)	$(6,975)	$(20,993)	(301.0)%	$(55,045)	$(45,632)	$(9,413)	(20.6)%
Restructuring expense	279	804	(525)		1,614	6,380	(4,766)
Business integration expense	18,450	11,346	7,104		30,621	35,702	(5,081)
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	848	—	848		848	—	848
Gain on sale of assets	—	(13,317)	13,317		—	(13,317)	13,317
Adjusted operating loss (non-GAAP)	$(8,391)	$(8,142)	$(249)	(3.1)%	$(21,315)	$(16,867)	$(4,448)	(26.4)%

Adtalem Global Education:
Operating income (GAAP)	$61,725	$59,429	$2,296	3.9%	$148,531	$128,613	$19,918	15.5%
Restructuring expense	473	1,278	(805)		1,217	17,706	(16,489)
Business integration expense	18,450	11,346	7,104		30,621	35,702	(5,081)
Intangible amortization expense	8,286	14,232	(5,946)		28,296	48,936	(20,640)
Litigation reserve	—	—	—		18,500	—	18,500
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	848	—	848		848	—	848
Gain on sale of assets	—	(13,317)	13,317		—	(13,317)	13,317
Adjusted operating income (non-GAAP)	$89,782	$72,968	$16,814	23.0%	$228,660	$217,640	$11,020	5.1%
Operating margin (GAAP)	15.0%	16.1%			12.6%	11.8%
Operating margin (non-GAAP)	21.8%	19.8%			19.5%	20.0%

Adtalem Global Education Inc.

Non-GAAP Adjusted EBITDA by Segment

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2024	2023	$	%	2024	2023	$	%
Chamberlain:
Operating income (GAAP)	$43,349	$39,589	$3,760	9.5%	$97,313	$99,002	$(1,689)	(1.7)%
Restructuring expense	—	—	—		—	818	(818)
Depreciation	5,312	4,405	907		14,790	12,985	1,805
Stock-based compensation	1,795	923	872		6,791	3,600	3,191
Adjusted EBITDA (non-GAAP)	$50,456	$44,917	$5,539	12.3%	$118,894	$116,405	$2,489	2.1%
Adjusted EBITDA margin (non-GAAP)	29.6%	30.0%			25.5%	27.3%

Walden:
Operating income (GAAP)	$23,585	$10,343	$13,242	128.0%	$47,121	$26,071	$21,050	80.7%
Restructuring expense	—	53	(53)		(776)	3,174	(3,950)
Intangible amortization expense	8,286	14,232	(5,946)		28,296	48,936	(20,640)
Litigation reserve	—	—	—		18,500	—	18,500
Depreciation	2,214	2,439	(225)		6,681	7,303	(622)
Stock-based compensation	1,770	754	1,016		5,822	2,945	2,877
Adjusted EBITDA (non-GAAP)	$35,855	$27,821	$8,034	28.9%	$105,644	$88,429	$17,215	19.5%
Adjusted EBITDA margin (non-GAAP)	23.8%	20.9%			24.1%	22.3%

Medical and Veterinary:
Operating income (GAAP)	$22,759	$16,472	$6,287	38.2%	$59,142	$49,172	$9,970	20.3%
Restructuring expense	194	421	(227)		379	7,334	(6,955)
Depreciation	3,174	3,231	(57)		9,228	9,367	(139)
Stock-based compensation	851	587	264		3,687	2,291	1,396
Adjusted EBITDA (non-GAAP)	$26,978	$20,711	$6,267	30.3%	$72,436	$68,164	$4,272	6.3%
Adjusted EBITDA margin (non-GAAP)	29.4%	24.0%			26.9%	25.8%

Home Office and Other:
Operating loss (GAAP)	$(27,968)	$(6,975)	$(20,993)	(301.0)%	$(55,045)	$(45,632)	$(9,413)	(20.6)%
Restructuring expense	279	804	(525)		1,614	6,380	(4,766)
Business integration expense	18,450	11,346	7,104		30,621	35,702	(5,081)
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	848	—	848		848	—	848
Gain on sale of assets	—	(13,317)	13,317		—	(13,317)	13,317
Depreciation	692	82	610		1,407	1,963	(556)
Stock-based compensation	1,484	531	953		3,105	2,072	1,033
Adjusted EBITDA (non-GAAP)	$(6,215)	$(7,529)	$1,314	17.5%	$(16,803)	$(12,832)	$(3,971)	(30.9)%

Adtalem Global Education:
Net income (GAAP)	$36,821	$45,869	$(9,048)	(19.7)%	$87,358	$71,114	$16,244	22.8%
Loss (income) from discontinued operations	620	2,694	(2,074)		(245)	7,088	(7,333)
Interest expense	16,560	14,457	2,103		48,910	47,806	1,104
Other income, net	(2,871)	(3,980)	1,109		(8,648)	(3,301)	(5,347)
Provision for income taxes	10,595	389	10,206		21,156	5,906	15,250
Operating income (GAAP)	61,725	59,429	2,296		148,531	128,613	19,918
Depreciation and amortization	19,678	24,389	(4,711)		60,402	80,554	(20,152)
Stock-based compensation	5,900	2,795	3,105		19,405	10,908	8,497
Restructuring expense	473	1,278	(805)		1,217	17,706	(16,489)
Business integration expense	18,450	11,346	7,104		30,621	35,702	(5,081)
Litigation reserve	—	—	—		18,500	—	18,500
Loss on assets held for sale	—	—	—		647	—	647
Debt modification costs	848	—	848		848	—	848
Gain on sale of assets	—	(13,317)	13,317		—	(13,317)	13,317
Adjusted EBITDA (non-GAAP)	$107,074	$85,920	$21,154	24.6%	$280,171	$260,166	$20,005	7.7%
Adjusted EBITDA margin (non-GAAP)	25.9%	23.3%			23.8%	24.0%

Adtalem Global Education Inc.

Non-GAAP Earnings Disclosure

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net income (GAAP)	$36,821	$45,869	$87,358	$71,114
Restructuring expense	473	1,278	1,217	17,706
Business integration expense	18,450	11,346	30,621	35,702
Intangible amortization expense	8,286	14,232	28,296	48,936
Gain on sale of assets	—	(13,317)	—	(13,317)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and debt modification costs	1,961	—	21,108	9,226
Net tax benefit related to a valuation allowance release	—	(6,184)	—	(6,184)
Income tax impact on non-GAAP adjustments (1)	(7,260)	(4,359)	(19,355)	(23,341)
Loss (income) from discontinued operations	620	2,694	(245)	7,088
Adjusted net income (non-GAAP)	$59,351	$51,559	$149,000	$146,930

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Diluted earnings per share (GAAP)	$0.93	$1.00	$2.14	$1.54
Effect on diluted earnings per share:
Restructuring expense	0.01	0.03	0.03	0.38
Business integration expense	0.47	0.25	0.75	0.77
Intangible amortization expense	0.21	0.31	0.69	1.06
Gain on sale of assets	—	(0.29)	—	(0.29)
Write-off of debt discount and issuance costs, gain on extinguishment of debt, litigation reserve, investment impairment, loss on assets held for sale, and debt modification costs	0.05	—	0.52	0.20
Net tax benefit related to a valuation allowance release	—	(0.14)	—	(0.13)
Income tax impact on non-GAAP adjustments (1)	(0.18)	(0.10)	(0.47)	(0.51)
Loss (income) from discontinued operations	0.02	0.06	(0.01)	0.15
Adjusted earnings per share (non-GAAP)	$1.50	$1.13	$3.65	$3.19
Diluted shares used in non-GAAP EPS calculation	39,636	45,801	40,874	46,089

Note: May not sum due to rounding.

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.

Non-GAAP Free Cash Flow Disclosure

(unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	FY24	FY23	FY24	FY23	FY24	FY24	FY24	FY23	FY23
	Q3	Q3	Q3	Q3	Q3	Q2	Q1	Q4	Q3
Net cash provided by operating activities-continuing operations (GAAP)	$163,740	$107,544	$246,809	$149,821	$302,672	$246,476	$204,934	$205,684	$255,052
Capital expenditures	(21,686)	(9,309)	(52,014)	(19,056)	(69,966)	(57,589)	(46,503)	(37,008)	(27,861)
Free cash flow (non-GAAP)	$142,054	$98,235	$194,795	$130,765	$232,706	$188,887	$158,431	$168,676	$227,191

Adtalem Global Education Inc.

Non-GAAP Net Leverage Disclosure

(unaudited)

(in thousands)

Twelve Months Ended
March 31, 2024
Adtalem Global Education:
Net income (GAAP)	$109,602
Loss from discontinued operations	1,061
Interest expense	64,204
Other income, net	(12,312)
Provision for income taxes	25,533
Depreciation and amortization	82,662
Stock-based compensation	22,796
Restructuring expense	2,328
Business integration expense	37,580
Litigation reserve	28,500
Loss on assets held for sale	647
Debt modification costs	848
Adjusted EBITDA (non-GAAP)	$363,449

March 31, 2024
Long-term debt	$658,283
Less: Cash and cash equivalents	(179,762)
Net debt (non-GAAP)	$478,521

Net leverage (non-GAAP)	1.3 x